INDEX FUNDS

CODE OF ETHICS

I.	Purpose of the Code of Ethics

This code is based on the principle that, you as an access person of the Trust, will conduct your personal investment activities in accordance with:

•	the duty at all times to place the interests of the Trust’s shareholders first;

•	the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

•	the fundamental standard that Trust personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the Trust has adopted this Code of Ethics (the "Code") to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.	Legal Requirement

Pursuant to Rule 17j-1(b) of the Investment Company Act of 1940 (the “Investment Company Act”), it is unlawful for any Access Person to:

•	employ any device, scheme or artifice to defraud the Company;

•	make any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Company;

•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

•	engage in any manipulative practice with respect to the Company’s investment portfolios, in connection with the purchase or sale (directly or indirectly) by such Access Person of a security "held or to be acquired" by the Company.

III.	Definitions - All definitions shall have the same meaning as explained in Section 2(a) of the Investment Company Act and are summarized below.

Access Person - Any director, officer, general partner, registered person, or employee, of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information

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regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

For purposes of this Code of Ethics, an “Access Person” is exempt from reporting requirements under section V and annual certification requirements under section VII if such Access Person is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Trust’s Adviser or principal underwriter in compliance with Rule 17j-1 under the Investment Company Act, Rule 204a-2 of the Investment Advisers Act of 1940, and Section 15(f) of the Securities Exchange Act of 1934, as applicable.

Automatic Investment Plan – A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial ownership shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended. Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person’s immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

Control shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

Covered Security – shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act except that it does not include:

(i)	Direct obligations of the Government of the United States;
(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments, including repurchase agreements; and
(iii)	Shares issued by open-end Funds (other than the Fund or any Exchange traded Funds).

Exchange Traded Fund - means an open-end registered investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the Investment Company Act permitting it to issue securities that trade on the secondary market. Examples of open-end exchange-traded funds include, but are not limited to: Select Sector SPDR; iShares; PowerShares, etc.

Exempt Transactions shall mean:

1.	Purchases or sales affected in any account over which the Access Person has no direct or indirect influence or control.
2.	Purchases which are part of an automatic dividend reinvestment plan.

3.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
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Investment Company - A company registered as such under the Investment Company Act and for which the underwriter is the principal underwriter.

Investment Personnel – (a) employees of the Trust, its adviser, and/or the underwriter who participate in making investment recommendations to the Trust; and (b) persons in a control relationship with the Trust or adviser who obtain information about investment recommendations made to the Trust.

Security being considered for purchase or sale – when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Security held or to be acquired - means (1) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or its investment adviser for purchase by the Company; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security that is held or to be acquired by the Trust.

Underwriter – means Ultimus Fund Distributors, LLC

IV.	Policies of the Company Regarding Personal Securities Transactions

General

No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with the Code.

Specific Policies

No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

•	is being considered for purchase or sale by the Trust; or

•	is being purchased or sold by the Trust.

Pre-approval of Investments in IPOs and Limited Offerings

Investment Personnel must obtain approval from the Trust or the Trust’s Adviser before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a private placement or other limited offering.

V.	Reporting Procedures

The CCO shall notify each person (annually in January of each year), considered to be an Access Person of the Trust that he/she is subject to the reporting requirements detailed in Sections (a), (b) and (c) below and shall deliver a copy of the Code to such Access Person.

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In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of the Code are being observed, every Access Person of the Trust must report to the Trust the following:

a)	Initial Holdings Reports. Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information:

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

•	The date that the report is submitted by the Access Person.

This information must be current as of a date no more than 45 days prior to the date the person becomes an access person.

b)	Quarterly Transaction Reports. Every Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable),the number of shares, and the principal amount of each Covered Security involved;
•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date that the report is submitted by the Access Person.

Furthermore, an Access Person need not make a quarterly transaction report under section V.b. of the Code with respect to transactions effected pursuant to an Automatic Investment Plan.

With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and
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•	The date that the report is submitted by the Access Person.

c)	Annual Holdings Reports. Every Access Person must report on Exhibit C, attached hereto, annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.
d)	Exceptions from Reporting Requirements. Any Trustee who is not an Interested Trustee of the Company and who would be required to make a report solely by reason of being a Trustee, need not make:

•	An initial holdings report under section V.a. of the Code;
•	An annual holdings report under section V.b. of the Code; or

•	A quarterly transaction report under section V.c. of the Code, unless the Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee’s transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or its Adviser considered purchasing or selling the Covered Security.

VI.	Review of Reports

The CCO shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with the Code, and reporting to the Trust’s Board:

•	any transaction that appears to evidence a possible violation of the Code; and

•	apparent violations of the reporting requirements stated herein.

The Board shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of the Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator or termination of the violator's license with the underwriter, or the unwinding of the transaction and the disgorgement of any profits.

The Board of the Trust shall review the operation of the Code at least annually. All material violations of the Code and any sanctions imposed with respect thereto shall periodically be reported to the Board with respect to the securities being considered for purchase or sale by, or held or to be

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acquired by, the Trust.

VII.	Certification

Each Access Person will be required to certify annually that he/she has read and understood the provisions of the Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such certification is attached hereto as Exhibit D.

Before the Board may approve the Code, the Trust must certify to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Such certification shall be submitted to the Board at least annually.

Adopted by the Board: April 9, 2015, as revised June 26, 2020

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Exhibit (p)(1)

EXHIBIT A

INDEX FUNDS

INITIAL HOLDINGS REPORT

To: Chief Compliance Officer of the Index Funds (“Trust”)

At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trust:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

__________________________                   _______________________________

Date                                                             Print Name

______________________________

Signature

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Exhibit (p)(1)

EXHIBIT B

INDEX FUNDS

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended ______________

To: Chief Compliance Officer of the Index Funds (“Trust”)

A.	Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Trust. I understand that this information must be reported no later than .

Title of Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Trust.

B.                 New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established:

C.                 Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

__________________________                   _______________________________

Date                                                             Signature

______________________________

Print Name

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EXHIBIT C

INDEX FUNDS

ANNUAL HOLDINGS REPORT

For the following period: January 1, 20[ ] – December 31, 20[ ]

To: Chief Compliance Officer of the Index Funds (“Trust”)

As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trust:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

__________________________                   _______________________________

Date                                                             Print Name

______________________________

Signature

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EXHIBIT D

INDEX FUNDS

ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Index Funds, the undersigned hereby certifies as follows:

1.	I have read the Trust’s Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.	Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

__________________________                   _______________________________

Date                                                             Print Name

______________________________

Signature

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